Exhibit 10.9
INFINITY NATURAL RESOURCES, INC. OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Infinity Natural Resources, Inc. Omnibus Incentive Plan (as amended, the “Plan”), Infinity Natural Resources, Inc. grants to the individual listed below (“you” or “Participant”) the number of Performance Stock Units (“PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions below and in the attached Performance Stock Unit Agreement (the “Agreement”), and the attached performance vesting conditions and methodology and the Plan, each of which is made a part of this Grant Notice and incorporated by reference. Any capitalized terms not defined in this Grant Notice or the Agreement shall have the meanings in the Plan.

Participant:
Date of Grant:
Target Number of PSUs:
Performance Period:
Vesting Schedule:
Unless otherwise vested as set forth in the Agreement or Plan, the PSUs shall vest based on the achievement of the attached performance vesting conditions during the Performance Period (the “Performance Criteria”), so long as you continuously provide services to the Company or an Affiliate from the Date of Grant through the Certification Date.

If the Company uses an equity plan administrator (such as Equiniti) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and any other omitted information will be determined by the information in the equity plan administration system.
By your acceptance (including through an equity plan administrator), you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice and understand all provisions of the Agreement, the Plan and this Grant Notice, and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You agree to accept as final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
    If you have not executed this Grant Notice within 90 days following the Date of Grant, then this Award may be terminated by the Company and forfeited without further notice and at no cost to the Company.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Company has executed this Grant Notice by an authorized officer, and Participant has executed this Grant Notice, effective for all purposes as provided above.
    INFINITY NATURAL RESOURCES, INC.

    Name: Zack Arnold
    Title: President and Chief Executive Officer

    PARTICIPANT

    Name:

Signature Page to
Performance Stock Unit Grant Notice

PERFORMANCE STOCK UNIT AGREEMENT
This Performance Stock Unit Agreement (together with the Grant Notice and the Performance Criteria, this “Agreement”) is made as of the Date of Grant in the Grant Notice to which this Agreement is attached by and between Infinity Natural Resources, Inc. (the “Company”), and (the “Participant”). Capitalized terms used but not defined shall have the meanings in the Plan or the Grant Notice.
1.Award.  In consideration of Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, effective as of the Date of Grant in the Grant Notice (the “Date of Grant”), the Company grants Participant the number of Target PSUs in the Grant Notice on the terms and conditions in the Grant Notice, this Agreement and the Plan, which is incorporated by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSU represents the right to receive one Share, subject to the terms and conditions in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance attained with respect to the Performance Criteria for the Performance Period, the portion of the Target PSUs that vest and become Earned PSUs (as defined in the Performance Criteria) hereunder may range from [●]% to [●]% of the Target PSUs. Unless and until the PSUs have vested and become Earned PSUs as set forth in Section 2, Participant will have no right to receive any Shares or other payments. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of PSUs.
(a)Except as otherwise set forth in Section 2, the PSUs shall vest in accordance with the vesting schedule in the Grant Notice.  Upon the Participant’s Termination of Service prior to the vesting of all of the PSUs (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested PSUs and all rights arising from such PSUs will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 9:
(i)upon the Participant’s Termination of Service due to the Participant’s death or Disability, a Pro-Rated Amount of all PSUs, if any, shall immediately become vested (with the Performance Criteria being deemed achieved at the target level of performance) as of the date of such Termination of Service;
(ii)in connection with the Participant’s Termination of Service by the Company or an Affiliate without Cause or by the Participant for Good Reason, a portion of the PSUs may vest at the end of the Performance Period with such portion equal to (A) the Pro-Rated Amount, multiplied by (B) the percentage of PSUs that become Earned PSUs based on the Company’s actual achievement of the Performance Criteria determined in accordance with the Performance Criteria; and
(iii)upon a Change in Control, (A) if the PSUs are not assumed by the surviving entity in connection with such Change in Control, all PSUs shall immediately become vested as of the date of such Change in Control (with the Performance Criteria being deemed achieved at the greater of target and actual performance determined as of the date of such

Change in Control) and (B) if the PSUs are assumed by the surviving entity in connection with such Change in Control, upon the Participant’s Termination of Service by the Company or an Affiliate without Cause or by the Participant for Good Reason during the Change in Control Protection Period (as defined below), all PSUs shall immediately become vested as of the date of such Termination of Service (with the Performance Criteria being deemed achieved at the greater of target and actual performance determined as of the date of such Termination of Service); provided, that such Termination of Service constitutes a “separation of service” within the meaning of Section 409A of the Code.
(c)For purposes of Section 2(b):
(i)“Change in Control Protection Period” means the period commencing on the date on which such Change in Control is consummated and ending on the date that is 24 months after the date on which such Change in Control is consummated;
(ii)“Good Reason” means (A) in the case where there is no employment agreement, offer letter, consulting agreement, severance agreement or plan, change in control agreement, or similar agreement or plan in effect between the Company or its Affiliates and Participant at the time of the Termination of Service (or where there is such an agreement or plan in effect, but it does not define “good reason” (or words of like import)), the occurrence of any of the following events without the prior written consent of the Participant (1) a material diminution in the Participant’s base salary or target bonus opportunity; (2) a material diminution in the Participant’s authority, duties, responsibilities or reporting relationship with the Company or any Affiliate; or (3) the relocation of the geographic location of the Participant’s principal place of employment by more than 30 miles from the location of the Participant’s principal place of employment as of the Date of Grant; (B) in the case where there is an employment agreement, offer letter, consulting agreement, severance agreement or plan, change in control agreement or similar agreement or plan in effect between the Company or any Affiliate and the Participant at the time of the Termination of Service that defines “good reason” (or words of like import), “good reason” as defined under such agreement or plan. Any assertion by the Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (x) Participant must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (y) the condition(s) specified in such notice must remain uncorrected for 10 days following the Company’s receipt of such written notice; and (z) the date of such Participant’s termination of employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice; and
(iii)“Pro-Rated Amount” means the product of (A) the total number of PSUs granted pursuant to this Award and (B) a fraction, the numerator of which is the total number of calendar days that have elapsed from the Date of Grant through the date of the Termination of Service and the denominator of which is the total number of calendar days in the Performance Period.
3.Dividend Equivalent Rights. The Participant is hereby granted Dividend Equivalent Rights with respect to each PSU. In the event that the Company declares and pays a regular cash dividend (which does not include any extraordinary cash dividend) and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend (a “Subject Dividend”) in a bookkeeping account. Within 60 days after the date on which a PSU vests, the Company will pay Participant an amount equal to (a) the aggregate value of the Subject Dividends, multiplied by (b) the number of Earned PSUs. If the PSUs are forfeited by Participant or otherwise do not become Earned PSUs pursuant to the terms of this Agreement, then Participant shall also forfeit all Dividend Equivalent Rights. No interest will accrue on the

Dividend Equivalent Rights between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalent Rights.
4.Settlement of PSUs. As soon as administratively practicable following the vesting of PSUs, but in no event later than 60 days after such vesting date, the Company shall deliver to the Participant a number of Shares equal to the number of Earned PSUs. All Shares issued shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages (including via Dividend Equivalent Rights) to the Participant for federal, state, local and/or foreign tax purposes, the Company shall have the authority to deduct or withhold, or require Participant to pay the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the employee portion of any Federal Insurance Contributions Act obligation) required by Applicable Law to be withheld in connection with this Award. Participant may make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld, which arrangements include (if and to the extent permitted by the Company) the delivery of cash or cash equivalents, Shares (including net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that Participant has been advised to consult a tax advisor. Participant may not rely on the Board, the Committee, the Company or an Affiliate or any of their officers, employees or representatives for tax advice or an assessment of such tax consequences.
6.Non-Transferability.  Other than pursuant to a domestic relations order, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and any restrictions applicable to such Shares have lapsed. Neither the PSUs nor any interest arising from them shall be liable for the debts, contracts or engagements of Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition in violation of this Agreement shall be null and void, except to the extent that such disposition is permitted by the preceding sentence.
7.Compliance with Applicable Law. The issuance of Shares will be subject to compliance with Applicable Law. No Shares will be issued if such issuance would constitute a violation of Applicable Law. Shares will not be issued unless (a) a registration statement under the Securities Act is in effect at the time of such issuance for the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares are permitted to be issued in accordance with the terms of an exemption from the registration requirements of the Securities Act. The inability of the Company to obtain the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares will relieve the Company of any liability for the failure to issue such Shares as to which authority has not been obtained. As a condition to any issuance of Shares, the Company may require Participant to satisfy any requirements that may be necessary to comply with Applicable Law and to make any representation or warranty as may be requested by the Company.
8.Rights as a Stockholder. Participant shall have no rights as a stockholder of the Company as to any Shares unless and until Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights related to the Shares, except as provided for in the Plan or this Agreement.
9.Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release in such form as it shall determine appropriate; provided that any review period under such release will not modify the date of settlement with respect to vested PSUs.
10.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs pursuant to the Grant Notice and this Agreement, shall confer upon Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company, or any Affiliate, shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any Affiliate, for any or no reason whatsoever, with or without Cause or notice. Any question as to whether and when there has been a termination of employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the PSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
11.Legal and Equitable Remedies. Participant acknowledges that a violation of Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties agree that the Company shall be entitled to an injunction issued by any court of competent jurisdiction, restraining Participant from such breach of his or her covenants and agreements, as well as to recover from Participant any and all costs and expenses sustained or incurred by the Company in obtaining such an injunction, including reasonable attorneys’ fees. The parties to this Agreement agree that, to the extent permitted by Applicable Law, no bond or other security shall be required in connection with such injunction.
12.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:
Infinity Natural Resources, Inc.
Attn: General Counsel
2605 Cranberry Square
Morgantown, West Virginia 26508

If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier shall be deemed to have been given to Participant when it is mailed by the Company or, if such notice is not mailed to Participant, upon receipt by the Participant. Any notice that is addressed and mailed shall be conclusively presumed to have been given at the close of business on the fourth day after the day it is placed in the mail.
13.Consent to Electronic Delivery; Electronic Signature. Participant agrees to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.
14.Agreement to Furnish Information. Participant agrees to furnish to the Company all information reasonably requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Law.
15.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the PSUs, and with the Grant Notice, the Performance Criteria and the Plan contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs, and supersedes all prior understandings and agreements; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, any such amendment that materially impairs the rights of Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
16.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right shall not be a waiver of any other breach or right. The failure of any party to act by reason of a breach or to exercise any right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
17.Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law. Participant’s acceptance of this Award constitutes Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and this Award, whether adopted before or after the Effective Date or Date of Grant and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
18.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
19.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer in this Agreement and the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the PSUs may be transferred in accordance with this Agreement.
20.Headings; References. Headings are for convenience only and are not part of this Agreement. All references to “dollars” or “$” in this Agreement refer to United States dollars.
21.Counterparts.  The Grant Notice may be executed in one or more counterparts, all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail or via electronic acceptance in accordance with Section 13 shall be effective as delivery of a manually executed counterpart of the Grant Notice.
22.Section 409A. The Plan, this Agreement and the PSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan or this Agreement to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid upon expiration of such delay period. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

PERFORMANCE VESTING CONDITIONS FOR PERFORMANCE STOCK UNITS

This Performance Criteria sets forth the performance vesting conditions and methodology applicable to the PSUs. Subject to the terms and conditions in the Grant Notice, the Agreement and the Plan, the portion of the PSUs subject to this Award that become Earned PSUs will be determined upon the Committee’s certification of the achievement of the Performance Criteria, which shall occur within 60 days following the end of the Performance Period (the “Certification Date”). Capitalized terms used but not defined shall have the meanings in the Grant Notice, the Agreement or the Plan, as applicable.

1.Performance Vesting Condition. The performance vesting condition applicable to this Award shall be relative total shareholder return (“Relative TSR”), which measures the percentile ranking of the Company’s TSR as compared to the TSR of each member of the Performance Peer Group (as defined below) over the Performance Period and the Company’s absolute annualized TSR over the Performance Period (“Absolute TSR”).

2.Company Performance Ranking and Percentile Ranking. So long as you continuously provide services to the Company or an Affiliate from the Date of Grant through the Certification Date, the percentage of the Target PSUs that become earned (“Earned PSUs”) will be determined in accordance with the tables below. On the Certification Date, the number of PSUs earned will be equal to (a) the Target PSUs multiplied by (b) the Relative TSR Multiplier (determined pursuant to the table below) multiplied by (c) the Absolute TSR Multiplier (determined pursuant to the table below). The Relative TSR Multiplier and the Absolute TSR Multiplier are both expressed as percentages and, after both multipliers have been applied, the number of Earned PSUs will be at a level between [●]% and [●]% of the Target PSUs.

Relative TSR Multiplier

On the Certification Date, the Committee, in its sole discretion, will review, analyze and certify the achievement of the Company’s Relative TSR percentile ranking for the Performance Period as compared to the Performance Peer Group in accordance with the terms of the Agreement and the Plan and, based on the performance so certified and determine the Relative TSR Multiplier, as follows:

Relative TSR Performance (Percentile Rank vs. Peers)	Relative TSR Multiplier*

*The Relative TSR Multiplier will be determined based on the Company’s Relative TSR percentile ranking, with linear interpolation between any specified percentile ranking in the table
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above; provided, however, that the Relative TSR Multiplier shall equal [●]% if the Company’s TSR Percentile Ranking is below [●]%.

Absolute TSR Multiplier

On the Certification Date, the Committee, in its sole discretion, will review, analyze and certify the achievement of the Company’s absolute annualized TSR over the Performance Period in accordance with the terms of the Agreement and the Plan and, based on the performance so certified and determine the Absolute TSR Multiplier, as follows:

Absolute Annualized TSR	Absolute TSR Multiplier*

* The Absolute TSR Multiplier is determined based on the Company’s absolute annualized TSR over the Performance Period in accordance with the table below, with linear interpolation between any of the specified levels in the table; provided, however, that the Absolute TSR Multiplier shall equal [●]% if the Company’s absolute annualized TSR is less than or equal to [●]%.

Any Target PSUs that do not become Earned PSUs in accordance with the Agreement and all rights arising from such Target PSUs and from being a holder thereof will terminate automatically on the Certification Date without further action by the Company and will terminate and be forfeited without further notice and at no cost to the Company.
3.Determination of Relative TSR and Absolute TSR.
To determine the Company’s percentile ranking for the Performance Period, the TSR will be calculated for the Company and each member of the Performance Peer Group (each member, a “Peer Group Member”). The Peer Group Members and the Company will be ordered from highest to lowest based on their respective TSRs. The Company’s percentile rank will then be calculated based on the Company’s position in the ranking, as the percentage of Peer Group Members (as constituted on the final day of the Performance Period and including the Company) with a ranking that is greater than or equal to the Company’s ranking (i.e., with a TSR that is less than or equal to the Company’s TSR).
Relative TSR Calculation
For purposes of the Relative TSR calculation, TSR will be expressed as a percentage equal to (a) (1) the Ending Price plus dividends with a record date during the Performance Period minus (2) Beginning Price, divided by (b) Beginning Price. For purposes of this Appendix A, “Beginning Price” means the average closing price (as reported on the principal national securities exchange on which it is then traded, listed or otherwise reported or quoted) for the 20 consecutive trading days of the applicable entity’s shares including and immediately preceding [●], and “Ending
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Price” means the average closing price (as reported on the principal national securities exchange on which it is then traded, listed or otherwise reported or quoted) during the 20 consecutive trading days of the applicable entity’s shares ending on and including the last day of the Performance Period. These calculations are used instead of the actual closing price on the given date to smooth volatility in the stock price and avoid single-day fluctuations.

Absolute TSR Calculation
For purposes of Absolute TSR, the Company’s TSR will be calculated as follows:
For purposes of the foregoing formula,
•“Beginning Price” has the meaning provided under “Relative TSR”;
•“Dividends Paid” means dividends with a record date during the Performance Period;
•“Ending Price” has the meaning provided under “Relative TSR”; and
•“N” means the number of years (including partial years) in the Performance Period.
4.Performance Peer Group
(a)The companies listed in the Performance Peer Group below will be deemed to be the Company’s “Performance Peer Group” for purposes of the Agreement.

(b)Changes to Performance Peer Group during the Performance Period:

(i)If, during the Performance Period, any Peer Group Member is acquired or merged into another company and is not the surviving company, or is not the surviving company as a result of any other corporate transaction, such Peer Group Member shall be removed from the Performance Peer Group.

(ii)If, during the Performance Period, any Peer Group Member files for bankruptcy, liquidates due to an insolvency or such member is delisted and ceases to be traded on a national securities exchange (i.e., Nasdaq or NYSE), then, unless otherwise determined by the Committee, such member shall remain in the Performance Peer Group and will be listed at the bottom of the Relative TSR ranking pursuant to Section 3(a) of this Performance Criteria.

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(iii)For clarity, a Peer Group Member that acquires another company but continues to exist as a publicly traded company on a national securities exchange shall remain in the Performance Peer Group and its performance shall be used in the Relative TSR calculation.

5.Additional Factors or Information Regarding Methodology. Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.
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PERFORMANCE PEER GROUP

Company Name	Ticker Symbol

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